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                                  Exhibit 5.1

         [LETTERHEAD OF BLANK, ROME, COMISKY & McCAULEY APPEARS HERE]

                                      October 10, 1995

  SunGard Data Systems Inc.
  1285 Drummers Lane
  Wayne, PA 19087

       RE:  SunGard Data Systems Inc.
            (File No. 0-14232)
            Registration Statement on Form S-4
            ----------------------------------

  Gentlemen:

       We have acted as counsel to SunGard Data Systems Inc. ("SunGard") in connection with the Registration Statement on Form S-4 (the "Registration Statement") filed by SunGard pursuant to the Securities Act of 1933, as amended, relating to the issuance of 1,990,000 shares of common stock, par value $0.01 per share, of SunGard (the "Common Stock") in connection with the merger of SDS Merger Inc., a wholly-owned subsidiary of SunGard, with and into MACESS Corporation ("Macess"), plus an indeterminate number of shares of Common Stock which may be issued by reason of potential adjustments for recapitalizations (the 1,990,000 shares plus such indeterminate number of shares being collectively referred to hereinafter as the "Shares"). This opinion is furnished pursuant to the requirements of Item 601(b)(5) of Regulation S-K.

       In rendering this opinion, we have examined only the following documents:
  (1) the Amended and Restated Certificate of Incorporation of SunGard; (2) the Bylaws of SunGard; (3) resolutions adopted by the Board of Directors of SunGard relating to the transactions contemplated by the Registration Statement; and (4) the Registration Statement. We have not performed any independent investigation other than the document examination described by the scope of that document examination. We have assumed and relied on the truth, completeness, authenticity and due authorization of all documents and records examined and the genuineness of all signatures. This opinion is limited to the laws of the State of Delaware.

       Based upon and subject to the foregoing, we are of the opinion that the Shares, when issued in the manner contemplated by the Registration Statement, will be legally issued, fully paid and non-assessable.

       We hereby consent to the filing of this opinion as an Exhibit to the Registration Statement and to the reference to our firm under the caption "Legal Opinions" in the Information Statement-Prospectus, which is a part of the Registration Statement.

                                      Very truly yours,

                                      /s/ Blank, Rome, Comisky & McCauley

                                      BLANK, ROME, COMISKY & McCAULEY